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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the following:

     - To the incorporation by reference in the Registration Statement No. 333-1800 of Medaphis Corporation on Form S-4 of our report dated June 29, 1996 (October 22, 1996 as to Note 18) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the 1995 supplemental consolidated financial statements being restated), relating to the supplemental consolidated financial statements of Medaphis Corporation as of December 31, 1995 (as restated) and 1994 and for each of the three years in the period ended December 31, 1995 (as restated); and

     - To the incorporation by reference in Registration Statements Nos. 33-46847, 33-64952, 33-67752, 33-71556, 33-88442, 33-88444, 33-90876,
      33-90874, 33-95742, 33-95746, 33-95748, 333-03213, 333-07201, 333-07203
      and 333-07627 of Medaphis Corporation on Form S-8 of our report dated June 29, 1996 (October 22, 1996 as to Note 18) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the 1995 supplemental consolidated financial statements being restated) relating to the supplemental consolidated financial statements of Medaphis Corporation as of December 31, 1995 (as restated) and 1994 and for each of the three years in the period ended December 31, 1995 (as restated).

DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 14, 1996